COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
    IN DREYFUS 100% U.S. TREASURY LONG TERM FUND AND THE
    MERRILL LYNCH GOVERNMENTS, U.S. TREASURY, LONG-TERM
    (10 YEARS AND OVER) INDEX

     EXHIBIT A:

    |-------------------------------------------------------------
    |           |MERRILL LYNCH GOVERNMENTS,  |    DREYFUS 100%   |
    |  PERIOD   | U.S. TREASURY, LONG-TERM   |   U.S. TREASURY   |
    |           |(10 YEARS AND OVER) INDEX*  |   LONG TERM FUND  |
    |-----------|----------------------------|-------------------|
    |  3/27/87  |              10,000        |            10,000 |
    | 12/31/87  |               9,702        |             9,554 |
    | 12/31/88  |              10,595        |            10,335 |
    | 12/31/89  |              12,597        |            12,012 |
    | 12/31/90  |              13,410        |            12,855 |
    | 12/31/91  |              15,882        |            15,205 |
    | 12/31/92  |              17,144        |            16,353 |
    | 12/31/93  |              20,098        |            19,066 |
    | 12/31/94  |              18,604        |            17,315 |
    | 12/31/95  |              24,310        |            21,627 |
    |-----------|----------------------------|-------------------|

     *Source: Merrill Lynch, Pierce, Fenner and Smith Inc.